                                                                           Sub-Item 77O

Rule 10f-3 Transactions

The Dreyfus Fund Incorporated

On September 11, 2012, The Dreyfus Fund Incorporated (the "Fund"), purchased 81,580 Shares of Common Stock of American International Group, Inc.(AIG) - CUSIP # (the "Common Stock") at $32.50 per share including an underwriting discount of $0.121875 per share.  The Common Stock was purchased from J.P. Morgan securities LLC, a member of the underwriting syndicate of which BNY Mellon Capital Markets, LLC, an affiliate of the Fund's investment adviser, was also a member. BNY Mellon Capital Markets, LLC received no benefit in connection with the transaction.  The following is a list of the syndicate's members

Merrill Lynch, Pierce, Fenner & Smith Incorporated	The Williams Capital Group, L.P.
BNP Paribas Securities Corp.	Drexel Hamilton, LLC
Goldman, Sachs & Co.	Lebenthal & Co., LLC
Barclays Capital Inc.	Macquarie Capital (USA) Inc.
HSBC Securities (USA) Inc.	Natixis Securities Americas LLC
Wells Fargo Securities, LLC	PNC Capital Markets LLC
Credit Suisse Securities (USA) LLC	Scotia Capital (USA) Inc.
RBS Securities Inc.	Atlantic Equities LLC
Standard Chartered Bank	Dowling & Partners Securities, LLC
CastleOak Securities, L.P.	Sanford C. Bernstein & Co., LLC
ING Financial Markets LLC	Blaylock Robert Van, LLC
Loop Capital Markets LLC	Keefe, Bruyette & Woods, Inc.
Mizuho Securities USA Inc.	Muriel Siebert & Co., Inc.
Nomura Securities International, Inc.	Sterne, Agee & Leach, Inc.
Raymond James & Associates, Inc.	BNY Mellon Capital Markets, LLC
SMBC Nikko Capital Markets Limited	MFR Securities, Inc.
Citigroup Global Markets Inc.	C.L. King & Associates, Inc.
RBC Capital Markets, LLC	Stifel Nicolaus & Company, Incorporated
Deutsche Bank Securities Inc.	Mischler Financial Group, Inc.
J.P. Morgan Securities LLC	Toussaint Capital Partners, LLC
UBS Securities LLC	SG Americas Securities, LLC
Piper Jaffray & Co.	UniCredit Capital Markets LLC
Morgan Stanley & Co. LLC	Santander Investment Securities Inc.
Samuel A. Ramirez & Company, Inc.

Accompanying this statement are materials made available to the Board of Trustees for the Fund, which ratified the purchase as in compliance with the Fund's Rule 10f-3 Procedures, at a Board meeting held on November 8, 2012. These materials include additional information about the terms of the transaction.

PRE-PURCHASE APPROVAL FORM PURCHASE OF SECURITIES UNDERWRITTEN BY AN AFFILIATE (Used for compliance with Rule 10f-3 and/or Rule 23B)

1. Account/Fund Name: **The Dreyfus Fund Incorporated**
2. Anticipated Purchase Date: **9/11/12**
3. Total Net Assets of Account/Fund: **$1,039,745,098**
4. Type and Description of Security to be Purchased: **American International Group (AIG)**
5. Credit Rating of Security (Rating/Rating Agency): n/a
6. Name of Underwriting Syndicate Dealer Effecting Transaction: J.P. Morgan
7. Name of Affiliated Underwriter in Underwriting Syndicate: **BNY Mellon Capital Markets, LLC**
8. Issue Size: **18,000,000,000.00**
9. CUSIP: **026874784**
10. Amount Purchased by Account/Fund: **81,580 shares**
11. Percentage of Principal Amount of Offering Purchased by Account/Fund: **0.000%**
12. Amount Purchased as a Percentage of Account/Fund Assets: **0.255%**
13. Purchase Price of Securities (if at par, so state): **$32.50**
14. Commission/Spread Received by Principal Underwriters: **$0.121875**
15. Yield (as applicable): n/a %
16. Average Yield of Security Purchased by Non-affiliated Entities on Date of Purchase n/a %
17. The Affiliated Purchase Must be Reported to the appropriate Board of Directors as described in this policy

Mutual Fund Purchases Only *(See Fund Rule 10f-3 procedures for more information):*
1. Was Price paid for all block purchases the same for all participants? (Must be Yes): Yes
2. Was Security Purchased on Offer Date? (Must be Yes): Yes
3. Was issuer in continuous operation for at least 3 years? (Must be Yes): Yes
4. Was the Offering Part of firm commitment by Underwriter? (Must be Yes): Yes
5. Did affiliated Underwriter benefit directly from the Purchase? (Must be No): No
6. Was the Commission or Spread paid reasonable as compared to Transactions with non-affiliated Parties? (Must be Yes): Yes
7. *Municipal Securities Only:* Is security spread sufficiently liquid that it can be sold at carrying price within a reasonably short time? (Must be Yes): Yes
8. *Municipal Securities Only:* Is security subject to no greater than moderate credit risk? (Must be Yes): Yes

REPRESENTATIONS (Check box to make specific affirmation of <u>all</u> points listed below OR Trade Can Not Be Made) : ☒

- This transaction complies with all applicable provisions of the *Policy For Purchases Of Debt & Equity Securities Underwritten By An Affiliate*
- **This purchase will not be designated as a "group sale" (i.e, affiliated underwriter does not receive commissions from the unaffiliated broker/dealer) or otherwise allocated to the affiliated underwriter's account and the purchase of these securities will not benefit a direct or indirect affiliate entity of BNY Mellon.**
- The decision to enter into this transaction is based solely on the best interests of the account/fund and not upon the interests of any BNY Mellon affiliate or any other party, including, without limitation, another party to the transaction.
- The securities will be purchased prior to the end of the first day on which any sales are made, at a price that will not be more than the price paid by each other purchaser of the securities in that offering or any concurrent offering of the securities. If the securities are offered for subscription upon exercise of rights, the securities will be purchased on or before the fourth day preceding the day on which the rights offering terminated.
- If the account is a mutual fund, the adviser has determined that the securities purchased are in accordance with Rule 10f-3 policies and procedures in which the applicable fund is permitted to invest in its prospectus. **Per Rule 10f-3, mutual fund purchases of fixed income and equity securities, aggregated with purchases by any other investment company advised by the investment company's investment advisor, and any purchases by another account with respect to which the investment adviser has investment discretion, are limited to 25% of the offering.**

LOB Asset Management Unit (Print): The Boston Company Asset Management, LLC

LOB Portfolio Manager Name (Print): Sean Fitzgibbon	**Signature**	Sean Fitzgibbon	**Date:** as of 09/11/12
LOB CIO/COO Name (Print): Joseph Gennaco	**Signature**	[signature]	**Date:** as of 09/11/12
Chief Compliance Officer Name (Print): Jennifer Cassedy	**Signature**	Jennifer Cassedy	**Date:** as of 09/11/12

Notes:
If the transaction pertains to an advised or sub-advised mutual fund, this for must be submitted to the applicable mutual fund CCO
If transaction pertains to an account governed by ERISA, please complete the appropriate ERISA checklist as stated in the Policy for Purchases of Debt & Equity Securities Underwritten by an Affiliate.

- **Exhibit C, ERISA checklist per DOL PTE 75-1**
- **Exhibit D, ERISA checklist per DOL PTE 2009-13 Parts I and II**

This form and ERISA checklists, if applicable, must be completed and submitted to the appropriate Compliance Manager:

- Mary Lomasney for transactions generated by employees of investment subsidiaries for dual-officer managed bank commingled funds
- Katherine Cain for transactions generated by the Wealth Management Sector

Last update: 6/30/10

Dreyfus Family of Funds
FINANCIAL REPORT
FUND BORROWINGS

Dreyfus

Certifications

Dreyfus Certification

I attest that:

- The information on the attached summary accurately reflects fund borrowings from the funds' credit facilities for the period.
- All fund borrowings were in compliance with each fund's policy and limitations as stated in the fund's Prospectus and Statement of Additional Information.
- All fund borrowings were for temporary or emergency purposes, including redemptions, and not for the purposes of purchasing securities.

[signature]	**James Windels** *Treasurer* Dreyfus Funds	10/12/12

CCO Certification

I have reviewed the enclosed board summary prepared by Dreyfus (the "Summary") and reports provided by Dreyfus of the borrowings for the period.

I attest that:

- The Summary accurately reflects the fund borrowings for the period.
- Based on my review and testing, I concur that all fund borrowings were in compliance with each fund's policy and limitations as stated in the fund's Prospectus and Statement of Additional Information.
- All fund borrowings were for temporary or emergency purposes, including redemptions, and not for the purposes of purchasing securities.

[signature]	**Joseph W. Connolly** *Chief Compliance Officer* Dreyfus Funds	10/12/12

3rd Quarter 2012